Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc. of our report dated March 25, 2015, with respect to the consolidated financial statements of Dermira, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 25, 2015